Exhibit 4.1

RESTRICTED SECURITIES SEE LEGENDS ON REVERSE SIDE State of Delware NUMBER 0 SHARES FULLY PAID OvaScience, Inc. NON-ASSESSABLE Common Stock $.001 Par Value Per Share This Certifies that Specimen is the owner of Zero and /100 Shares of the Capital Stock of transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. IN WITNESS WHEREOF. the said Corporation has caused this Certificate to be signed by its duly authorised officers and its Corporate Seal to be hereunto affixed this day of A.D. 20 President Secretary GOES 364-CAP All Rights Reserved

For Value Received, hereby sell, assign and transfer unto Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises Dated In presence of OvaScience, Inc. Certificate For SHARES Capital Stock ISSUED TO Specimen DATED These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933. The corporation on has more than one class of stock authorized to be issued. The corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the corporation as set forth in the Certificate of Incorporation of the corporation and amendments thereto filed with the Secretary of the State of Delaware.NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.